Nuveen S&P 500 Dynamic Overwrite Fund N-2/A

Exhibit 99(s)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Nuveen S&P 500 Dynamic Overwrite Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares $0.01 par value per share	—	—	—	—	—	—
	Other	Rights to purchase Common Shares(1)	—	—	—	—	—	—
Fees Previously Paid	Equity	Common Shares, $0.01 par value per share	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, $0.01 par value per share	Rule 415(a)(6)	4,235,232	$18.07	$76,530,642.24(2)	0.0001091(3)	$8,349.49	N-2/A	333-237421	July 28, 2021	$8,349.49(4)
	Total Offering Amounts					$76,530,642.24		—
	Total Fees Previously Paid							$8,349.49
	Total Fee Offsets							—
	Net Fee Due							$0

(1)	No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase Common Shares, including any shares issued pursuant to an over-subscription privilege or a secondary over subscription privilege, will be shares registered under this Registration Statement.
(2)	The maximum aggregate offering price was estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.
(3)	The then-current fee rate was $109.10 per $1,000,000.
(4)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement that was filed on July 26, 2024 (File No. 333-281040) (the “Initial Registration Statement”) includes 4,235,232 Common Shares and subscription rights to purchase Common Shares (“Rights,” and collectively with Common Shares, “Securities”) that were carried forward on the Initial Registration Statement and that were previously registered in connection with (i) the Registrant’s prior Registration Statement (File No. 333-237421), which was declared effective on July 28, 2021 (the “2021 Registration Statement”). In connection with the registration of the 4,235,232 unsold Securities from the 2021 Registration Statement, the Registrant paid registration fees equal to $8,349.49, which will continue to be applied to such unsold Securities. Because this Registration Statement only includes such carry forward securities for which a registration fee was previously paid, no additional filing fees are currently due.